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                                                                     EXHIBIT 4.9

                          MPOWER HOLDING CORPORATION

                      FORM OF CERTIFICATE OF DESIGNATION
                      OF THE VOTING POWERS, DESIGNATION,
                   PREFERENCES AND RELATIVE, PARTICIPATING,
             OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                     LIMITATIONS AND RESTRICTIONS OF THE
                  7.25% SERIES D CONVERTIBLE PREFERRED STOCK

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                        Pursuant to Section 151 of the

               General Corporation Law of the State of Delaware

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         Mpower Holding Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Certificate of Incorporation, as amended (the "Certificate"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent or at a meeting duly called and held, adopted the following resolution (the "Resolution") which remains in full force and effect:

         RESOLVED that pursuant to the authority vested in the Board of Directors by its Certificate, the Board of Directors does hereby create, authorize and provide for the issuance of 7.25% Series D Cumulative Convertible Preferred Stock, par value $0.001 per share, with a liquidation preference of $50.00 per share, consisting of 4,250,000 shares having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in this Resolution as follows:

         (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the 7.25% Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"). The number of shares constituting the Series D Preferred Stock shall be 4,250,000. The liquidation preference of the Series D Preferred Stock shall be $50.00 per share (the "Liquidation Preference"). Capitalized terms used herein but not defined shall have the meanings assigned to them in paragraph (1).

         (b) Rank. The Series D Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all classes of Common Stock and to each other class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the
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Company (collectively referred to, together with all classes of Common Stock of the Company, as "Junior Stock"); (ii) on a parity with the Company's Series C Preferred Stock and each class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to, together with the Company's Series C Preferred Stock, as "Parity Stock"); and (iii) junior to each class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank senior to the Series D Preferred Stock as to dividend rights or rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock").

         (c) Dividends.

                  (i) Subject to the rights of any holders of Senior Stock or Parity Stock, Holders of the outstanding shares of Series D Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on each share of the Series D Preferred Stock at a rate per annum equal to 7.25% of the Liquidation Preference of such share payable quarterly (each such quarterly period being herein called a "Dividend Period"). All dividends on the Series D Preferred Stock, to the extent accrued, shall be cumulative, whether or not earned or declared, on a daily basis from the last date through which dividends have been paid or, if no dividends have been paid, from the Issue Date, and shall be payable quarterly in arrears on May 15, August 15, November 15 and February 15 of each year (each a "Dividend Payment Date"), commencing on May 15, 2000 to Holders of record as they appear on the stock register of the Company at the close of business on the Record Date (as defined hereinafter) immediately preceding the relevant Dividend Payment Date. No interest or sums of money or other property or securities in lieu of interest will be payable in respect of any accumulated and unpaid dividends. "Record Date" means, with respect to a Dividend Payment Date, the date established by the Board of Directors as the record date therefor, which date shall, in any event, be a date that is not more than 60 calendar days nor less than 15 calendar days before such Dividend Payment Date.

         Any dividend on the Series D Preferred Stock shall be, at the option of the Company, payable (A) in cash or (B) through the delivery of a number of shares of the Company's Common Stock (dividends paid or payable in Common Stock are hereinafter referred to as "Dividend Common Stock") equal to the total dividend amount divided by the applicable Discounted Current Market Value (as defined below) of the Common Stock. No fractional shares of Common Stock shall be issued as a dividend on the Series D Preferred Stock. Instead, the Company shall pay to the Transfer Agent for dissolution to the Holders as provided herein cash in lieu of the fractional portion of one share which may result from the computation of the number of shares of Dividend Common Stock as set forth in the first sentence of this paragraph in an amount equal to the same traction of the last sale price of a share of Common Stock on the Nasdaq National Market (or the principal national securities exchange or other securities market on which the Common Stock is then being traded) on the fourth Trading Day immediately


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preceding the Dividend Payment Date. The Transfer Agent is hereby authorized to aggregate any fractional shares of Common Stock that would otherwise be distributable as dividends, and to sell them at the best available price and distribute the proceeds to the Holders thereof in proportion to their respective interests. The Company shall reimburse the Transfer Agent for any expenses incurred with respect to such sale, including brokerage commissions. If the Company is precluded from paying cash for fractional shares, it shall pay cash to the Holders for the fractional shares when it becomes legally and contractually able to pay such cash.

         The "Discounted Current Market Value" of the Common Stock with respect to a Dividend Payment Date means the product of (x) 95% and (y) the "Market Average Value" relating to such Dividend Payment Date. The "Market Average Value" shall equal the average of the daily closing prices of the Common Stock for the five consecutive Trading Days ending on (and including) the fourth Trading Day preceding such Dividend Payment Date. The closing price for each Trading Day will be the last sales price on such date on the Nasdaq National Market (or the principal securities exchange or other securities market on which the Common Stock is then being traded). "Trading Day" means any day on which the Common Stock is traded for any period on the Nasdaq National Market (or on the principal securities exchange or other securities market on which the Common Stock is then being traded).

                  (ii) All dividends paid with respect to shares of the Series D Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

                  (iii) Dividends shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends shall accumulate to the extent that such dividends are not paid on the Dividend Payment Date to which they relate. No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series D Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series D Preferred Stock. No dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been paid on the Series D Preferred Stock for all prior Dividend Periods; provided, however, if accrued dividends on the Series D Preferred Stock for all prior Dividend Periods have not been paid in full, then any, dividend declared for any dividend period on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the Series D Preferred Stock and such Parity Stock and if dividends on any Parity Stock are due and payable and have not been paid in full, then any dividend declared for any Dividend Period on the Series D Preferred Stock will be declared ratably in proportion to accrued and unpaid dividends on the Series D Preferred Stock and such Parity Stock. The Company shall take all actions required or permitted under the General Corporate Law of the State of Delaware to permit the payment of dividends on the Series D Preferred Stock.

                  (iv) The Company will not (A) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (B) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise, unless


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(1) all accrued and unpaid dividends with respect to the Series D Preferred
Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (2) sufficient funds have been paid or set apart for, or a sufficient number of shares of Common Stock have been reserved for, the payment of the dividend for the current Dividend Period with respect to the Series D Preferred Stock. Notwithstanding anything in this Certificate of Designation to the contrary, the Company may declare and pay dividends on Parity Stock which are payable solely in additional shares of or by the increase in the liquidation value of Parity Stock or Junior Stock or on Junior Stock which are payable in additional shares of or by the increase in the liquidation value of Junior Stock, as applicable, or repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock and Parity Stock in exchange for Parity Stock or Junior Stock.

                  (v) Dividends for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on a date established by the Board of Directors as the record date therefor, which date shall be no more than 15 Business Days and no less than one Business Day prior to the date of payment thereof, as such date may be fixed by the Board of Directors of the Company.

                  (vi) Dividends payable on the Series D Preferred Stock for any period other than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, payment of dividends shall he made on the next succeeding Business Day and dividends accruing for the intervening period shall be paid on the next succeeding Dividend Payment Date.

         (d) Liquidation Preference.

                  (i) Upon any voluntary or involuntary liquidation. dissolution or winding-up of the Company, and subject to the rights of holders of Senior Stock and Parity Stock, each Holder of Series D Preferred Stock shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, an amount equal to the Liquidation Preference for each share of Series D Preferred Stock held by such Holder, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (whether declared or undeclared) thereon to the date fixed for liquidation, dissolution or winding-up, before any distribution is made on any Junior Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, there are not sufficient assets to pay the amounts payable with respect to the Series D Preferred Stock and all Parity Stock in full, all accumulated and unpaid dividends on the Series D Preferred Stock and all Parity Stock will be paid in full and then the Holders of Series D Preferred Stock and the holders of Parity Stock will share ratably (in proportion to the other amounts that would be payable on such shares of Series D Preferred Stock and the Parity Stock, respectively, if all amounts payable thereon had been paid in full) in any distribution of assets of the Company to which each is entitled. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, there are not sufficient assets to pay all accumulated and unpaid dividends in full, then the Holders of the Series D Preferred Stock and the holders of Parity Stock will share ratably (in proportion to the respective accumulated and unpaid dividends) in any distribution of assets of the Company to which each is entitled. After payment




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of the full amount of the Liquidation Preference of the outstanding shares of
Series D Preferred Stock (plus any accumulated and unpaid dividends), the Holders of shares of Series D Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

                  (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

         (e) Redemption.

                  (i) (A) Mandatory Redemption. On February 15, 2012 (the "Mandatory Redemption Date"), the Company shall be required to redeem, subject to the legal availability of funds therefor, all outstanding shares of Series D Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accumulated and unpaid dividends, if any, whether declared or undeclared, to the Mandatory Redemption Date (the "Mandatory Redemption Price"). The Company shall not be required to make sinking fund payments with respect to the Series D Preferred Stock. The Company shall take all actions required or permitted under the laws of the State of Delaware to permit such redemption.

                  (B) The Provisional Redemption. The Series D Preferred Stock may be redeemed, in whole or in part, at the option of the Company at a redemption price of 105.8% of the Liquidation preference, plus accumulated and unpaid dividends, if any, whether declared or undeclared, to the date fixed for such redemption (the "Provisional Redemption Date") (the foregoing amounts, together with the Additional Payment, as hereinafter defined, being the "Provisional Redemption Price"), on or after February 15, 2002, but prior to February 15, 2003, if the closing price of the Common Stock equals or exceeds 150% of the Conversion Price for at least 20 Trading Days within any 30 Trading Day period (such redemption, a "Provisional Redemption"). In the event that the Company Undertakes a Provisional Redemption, the Holders of shares of Series D Preferred Stock that are called for Provisional Redemption will also receive a payment (the "Additional Payment") in an amount equal to the present value (calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the Additional Period (as hereinafter defined) as of the day immediately preceding the date on which a notice of Provisional Redemption is mailed to the Holders) of the aggregate amount of the dividends that would thereafter have been payable on the Series D Preferred Stock (whether or not such dividends have been declared) for the period from the Provisional Redemption Date to February 15, 2003 (such period being referred to as the "Additional Period").

         The Provisional Redemption Price shall be, at the option of the Company, payable (v) in cash, (w) through the delivery of a number of shares of Common Stock equal to the Provisional Redemption Price divided by the Provisional Redemption Value (as defined below) of the Common Stock or (x) any combination of (v) and (w). The "Provisional Redemption Value" of



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the Common Stock with respect to a Provisional Redemption Date means the product of (y) 95% and (z) the average of the daily closing prices of the Common Stock for the five consecutive Trading Days ending on (and including) the fourth Trading Day preceding such Provisional Redemption Date. The closing price for each Trading Day will be the last sales price on such date on the Nasdaq
National Market (or the principal securities exchange or other securities market on which the Common Stock is then being traded). No fractional shares of Common Stock shall be issued in connection with the payment of the Provisional Redemption Price. Instead, the Company shall pay to the Transfer Agent for distribution to the Holders as provided herein cash in lieu of the fractional portion of one share which may result from the computation of the number of shares of Common Stock to be paid as set forth in the first two sentences of this paragraph in an amount equal to the same fraction of the last sales price of a share of Common Stock on the Nasdaq National Market (or the principal national securities exchange or other securities market on which the Common
Stock is then being traded) on the fourth Trading Day immediately preceding the Provisional Redemption Date. The Transfer Agent is hereby authorized to aggregate any fractional shares of Common Stock that would otherwise be distributed in connection with the payment of the Provisional Redemption Price, and to sell them at the best available price and distribute the proceeds to the Holders thereof in proportion to their respective interests. The Company shall reimburse the Transfer Agent for any expenses incurred with respect to such sale, including brokerage commissions. If the Company is precluded from paying cash for fractional shares, it shall pay cash to the Holders for the fractional shares, it shall pay when it becomes legally and contractually able to pay such cash.

         The Company may elect to pay the Provisional Redemption Price by delivering shares of Common Stock only if:

                  (i) The shares of Common Stock of the Company to be issued as payment of the Provisional Redemption Price (x) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act or, if such registration is required, such registration shall be completed and shall become effective prior to the Provisional Redemption Date, and (y) shall not require registration with or approval of any governmental authority under any state laws or any other federal law before such shares may be validly issued or delivered or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Provisional Redemption Date;

                  (ii) The shares of Common Stock of the Company to be issued are, or shall have been, approved for listing on the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Provisional Redemption Date; and

                  (iii) All shares of Common Stock of the Company which may be issued as payment of the Provisional Redemption Price will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights.



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                           (C) In the case of any partial Provisional
Redemption, selection of the Series D Preferred Stock for redemption will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Series D Preferred Stock is listed, or if the Series D Preferred Stock is not listed on a national securities exchange, on a pro rata basis, by lot or such other method as the Company, in its sole discretion, shall deem fair and appropriate; provided, however, that the Company may redeem all the shares held by Holders of fewer than 100 shares (or all of the shares held by the Holders who would hold less than 100 shares as a result of such redemption) as may be determined by the Company.

                           (D) In the case of a Mandatory Redemption Date or
Provisional Redemption Date falling after a Record Date and prior to the related Dividend Payment Date, the Holders of the Series D Preferred Stock at the close of business on such Record Date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date, notwithstanding the redemption of such shares following such Record Date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any shares of Series D Preferred Stock called for redemption.

                  (ii) Procedure for Redemption. (A) On and after the Mandatory Redemption Date or Provisional Redemption Date, as the case may be, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of Series D Preferred Stock called for redemption and all rights of Holders of such shares will terminate except for the right to receive the Mandatory Redemption Price or Provisional Redemption Price, as the case may be, without interest.

                           (B) With respect to a redemption pursuant to
paragraph (e)(1)(A) or (B), the Company will send a written notice of redemption by first class mail to each Holder of record of shares of Series D Preferred Stock, not fewer than 30 days nor more than 60 days prior to the Mandatory Redemption Date or Provisional Redemption Date, as applicable, at its registered address (the "Redemption Notice"); provided, however, that neither the failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series D Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                           (1) that the redemption is pursuant to paragraph
(e)(i)(A) or (B) hereof, as applicable;

                           (2) the Mandatory Redemption Price or Provisional
Redemption Price, as applicable and, in the case of a Provisional Redemption, whether the Provisional Redemption Price will be paid in cash, through the delivery of shares of Common Stock, or a combination thereof (and, if a combination thereof, stating the percentages of the total Provisional Redemption Price that will be paid in cash and in shares of Common Stock);

                           (3) in the case of a Provisional Redemption as to
which all or a portion of the Provisional Redemption Price is to be paid through the delivery of shares of Common



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Stock, that the determination of the number of shares of Common Stock to be delivered shall be calculated as set forth in paragraph (e)(i)(B);

                           (4) whether all or less than all the outstanding
shares of the Series D Preferred Stock are to be redeemed and the total number of shares of the Series D Preferred Stock being redeemed;

                           (5) the Mandatory Redemption Date or Provisional
Redemption Date, as applicable;

                           (6) that the Holder is to surrender to the Company,
in the manner, at the place or places designated, his certificate or certificates representing the shares of Series D Preferred Stock to be redeemed; and

                           (7) that dividends on the shares of the Series D
Preferred Stock to be redeemed shall cease to accumulate on such Mandatory Redemption Date or Provisional Redemption Date, as the case may be, unless the Company defaults in the payment of the Mandatory Redemption Price or Provisional Redemption Price, as the case may be.

                           (C) Each Holder of Series D Preferred Stock shall
surrender the certificate or certificates representing such shares of Series D Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and the full Mandatory Redemption Price or Provisional Redemption Price, as applicable, for such shares shall be payable in cash and/or shares of Common Stock, as the case may be, on the Mandatory Redemption Date or Provisional Redemption Date, as applicable, to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                           (D) The Company shall comply with any securities laws
and regulations, to the extent such laws and regulations are applicable, in connection with any mandatory or provisional redemption.

         (f) Voting Rights.

                           (A) The Holders of Series D Preferred Stock shall not
be entitled to vote on any matter required or permitted to be voted upon by the stockholders of the Company, except as otherwise required under Delaware law or as hereinafter provided.

                           (B) (1) If (x) dividends on the Series D Preferred
Stock are in arrears and unpaid for six or more Dividend Periods (whether or not consecutive), (y) the Company has not redeemed in cash all of the outstanding shares of Series D Preferred Stock on the Mandatory Redemption Date, or (z) after the occurrence of a Non-Stock Change of Control, the Company fails to offer to repurchase or convert the Series D Preferred Stock in accordance with the terms of paragraph (g)(H)(2) or fails to repurchase or convert any shares of Series D Preferred Stock


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accepting such offer on the Repurchase Date (each a "Voting Rights Triggering
Event"), then the Holders of the then outstanding shares of Series D Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable), voting separately and as a class, shall have the right and power to elect to serve on the Board of Directors the lesser of (x) two additional members to the Board of Directors or (y) that number of directors constituting at least 25% of the members of the Board of Directors, and the number of members of the Board of Directors shall, subject to paragraph
(f)(B)(5), be immediately and automatically increased by such number.

                           (2) The voting rights set forth in paragraph
(f)(B)(1) above will continue until such time as all dividends in arrears on the Series D Preferred Stock are paid in full or all Voting Right, Triggering Events are cured or waived, at which time the term of any directors elected pursuant to the provisions of paragraph (f)(B)(1) above (subject to the right of holders of any other Preferred Stock to elect directors pursuant to the terms of the instruments governing such Preferred Stock) shall terminate forthwith and the number of directors constituting the Board of Directors shall be decreased by such number (until the occurrence of any subsequent Voting Rights Triggering Event).

                  At any time alter voting power to elect directors shall have become vested and be continuing in the Holders of Series D Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) pursuant to paragraph (f)(B)(1) hereof, or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the Company may, and upon the written request of the Holders of record of at least 25% of the shares of Series D Preferred Stock then outstanding or the holders of 25% of the shares of Parity Stock then outstanding upon which like rights have been conferred and are exercisable addressed to the secretary of the Company shall, call a special meeting of the Holders of Series D Preferred Stock and the holders of such Parity Stock for the purpose of electing the directors which such holders are entitled to elect pursuant to the terms hereof; provided, however, that no such special meeting shall be called if the next annual meeting of stockholders of the Company is to be held less than 60 days and more than 30 days after the voting power to elect directors shall have become vested, in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service to the secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Series D Preferred Stock or the holders of 25% of the shares of Parity Stock upon which like rights have been conferred and are exercisable may designate in writing one of their members to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series D Preferred Stock or such Parity Stock so designated shall have, and the Company shall provide, access to the lists of Holders of Series D Preferred Stock and the holders of such Parity Stock to be called pursuant to the provisions hereof. If no special meeting of the Holders of Series D Preferred Stock and the holders of such Parity Stock is called as provided in this paragraph (f)(B), then such meeting shall be deemed to have been called for the next annual




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meeting of stockholders of the Company or special meeting of the holders of any other Capital Stock of the Company.

                           (3) At any meeting held for the purposes of electing
directors at which the holders of Series D Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least a majority in voting power of the outstanding shares of Series D Preferred Stock (and such Parity Stock) shall be required to constitute a quorum thereof.

                           (4) Any vacancy occurring in the office of a director
elected by the Holders of Series D Preferred Stock (and such Parity Stock) may be filled by the remaining director elected by the Holders of Series D Preferred Stock (and such Parity Stock) unless and until such vacancy shall be filled by the Holders of Series D Preferred Stock (and such Parity Stock).

                           (5) If an event occurs at any time that results in
the holders of any Parity Stock (other than the holders of the Series C Preferred Stock) having voting rights to elect directors to the Board of Directors, then Holders of Series D Preferred Stock shall, whether or not such event otherwise constitutes a Voting Rights Triggering Event pursuant to paragraph (t)(B)(1), have the voting rights set forth in paragraphs (f)(B)(1) and (f)(B)(2), and such event shall be deemed (for purposes of this paragraph
(f) only) to constitute a Voting Rights Triggering Event. In addition, in the event that during a time in which directors elected by the Holders of Series D Preferred Stock pursuant to this paragraph (f)(B) are serving on the Board of Directors ("Previously-Elected Directors") an event occurs that results in holders of Parity Stock (other than the holders of the Series C Preferred Stock) having voting rights to elect (voting together with the Holders of Series D Preferred Stock) at least two directors to the Board of Directors, the Holders of Series D Preferred Stock shall vote together with the holders of such Parity Stock to elect such new directors, and upon the election of the new directors the Previously-Elected Directors shall (unless such Previously-Elected Directors are elected as new directors) cease to serve on the Board of Directors.

                           (C) (1) So long as any shares of the Series D
Preferred Stock are outstanding, the Company will not (i) authorize, create (by way of reclassification or otherwise), increase the authorized amount of or issue any class or series of Senior Stock or any obligation or security convertible into, exchangeable for or evidencing the right to purchase shares of any class or series of Senior Stock, or (ii) amend the provisions of paragraph
(g)(H) hereof, without the affirmative vote or consent of Holders of at least two-thirds of the shares of Series D Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. However, without the consent of any Holder of Series D Preferred Stock, the Company may increase the authorized number of shares of, issue additional shares of or create additional classes of Common Stock, increase the authorized number of shares of Preferred Stock or issue a series of Parity Stock or Junior Stock.

                           (2) So long as any shares of the Series D Preferred
Stock are outstanding, the Company will not (i) amend this Certificate of Designation, either directly or indirectly, or through merger or consolidation with another entity, so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Series D Preferred Stock or to increase or decrease the aggregate number of authorized shares of Series D Preferred Stock or (ii) waive any Voting Right Triggering Event or compliance with any provision hereof without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of Series D Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                           (3) So long as any shares of the Series D Preferred
Stock are outstanding, without the consent of each Holder affected, an amendment or waiver of the Certificate or of this Certificate of Designation may not (with respect to any shares of Series D Preferred Stock held by a non-consenting Holder) (i) alter the voting rights with respect to the Series D Preferred Stock (other than the waiver of a Voting Rights Triggering Event as provided in paragraph (f)(C)(2)) or reduce the number of shares of Series D Preferred Stock whose holders must consent to an amendment, supplement or waiver; (ii) reduce the Liquidation Preference of or alter the provisions with respect to the redemption of the Series D Preferred Stock; (iii) reduce the rate of or change the time for payment of dividends on any share of Series D Preferred Stock; (iv) make any share of Series D Preferred Stock payable in any form other than that stated in this Certificate of Designation; (v) after the occurrence of a Change of Control, amend the provisions of paragraph (g)(H) hereof; or (vi) make any change in the amendment and waiver provisions of this paragraph (f)(C)(3).

                           (4) Notwithstanding the foregoing, the Company when
authorized by resolutions of its Board of Directors may amend or supplement this Certificate of Designation without the consent of any Holder to (i) cure any ambiguity, defect or inconsistency or (ii) make any other change provided that such amendments or supplements shall not adversely affect the interests of the Holders.

                           (5) Except as set forth in paragraph (f)(C)(1) or (2)
above, (x) the creation, authorization or issuance of any shares of any Junior Stock or Parity Stock, including the designation of a series of Preferred Stock, or (y) the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the consent of Holders of Series D Preferred Stock and shall not be deemed to affect adversely the interests, rights, preferences, privileges or voting rights of shares of Series D Preferred Stock.

                           (D) In any case in which the Holders of Series D
Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Series D Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Series D Preferred Stock held; provided that any shares of Series D Preferred Stock that are held by the Company or by any Person controlled by the Company shall not entitle the Holders thereof to any votes with respect thereto. For purposes of this provision, "controlled by," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting equity securities, by agreement or otherwise.

         (g) Conversion.

                           (A) (1) Except as set forth in paragraph (g)(A)(2)
below, at any time after the Issue Date, at the option of the Holder thereof, any share of Series D Preferred Stock may be converted into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/10 of a share), as equals the Liquidation Preference divided by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. In case a share of Series D Preferred Stock is called for redemption, such conversion right in respect of the share of Series D Preferred Stock so called shall expire at the close of business on the Mandatory Redemption Date or Provisional Redemption Date, as applicable, unless the Company defaults in making the payment due upon redemption.

                           (2) On or after February 15, 2003, if the closing
price of the Common Stock equals or exceeds 140% of the then current Conversion Price, as hereinafter provided, for at least 20 Trading Days within any 30 consecutive Trading Day period, then the Company shall have the right, at its option, to cancel the conversion rights of the Holders of the Series D Preferred Stock described in the paragraph above (the "Conversion Rights"). The closing price for each Trading Day will be the last sales price on such date on the Nasdaq National Market (or the principal national securities market or exchange on which the Common Stock is then being traded). The Company may exercise such right by issuing a press release for publication on the Dow Jones News Service (or a comparable news service) prior to the opening of business on the second Trading Day after any period in which the condition in the preceding sentence has been met. The press release shall announce that (i) the Company is canceling the Conversion Rights of the Series D Preferred Stock and (ii) the date such Conversion Rights will expire (the "Expiration Date"). The press release shall also provide the Conversion Price and the closing price of the Common Stock, each as of the close of business of the previous Trading Day. The Company must notify the Holders of the Series D Convertible Preferred Stock of the expiration of the Conversion Rights by first-class mail not more than four business days after the issuance of the press release, provided, however, that neither the failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the elimination of conversion rights except with respect to the Holder or Holders to whom the Company failed to give such notice or whose notice was defective. The Company will select the date upon which the Conversion Rights will expire, which date will be not less than 30 nor more that 60 days after the date of the issuance of the press release. The Conversion Rights of the Holders of the Series D Convertible Preferred Stock will terminate at the close of business of the Expiration Date.

                           (3) The price at which Common Stock shall be
delivered upon conversion (herein called the "Conversion Price") shall be initially $65.34 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraph (g)(D) or paragraph
(g)(H).

                           (B) In order to exercise the conversion privilege
provided for in paragraph (g)(A)(l), the Holder of any share of Series D Preferred Stock to be converted shall Surrender the certificate for such share of Series D Preferred Stock, duly endorsed or assigned to the Company or in blank, at the office of the Transfer Agent or at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company in the form of Exhibit B that the Holder elects to convert such share of Series D Preferred Stock or, if fewer than all the shares of Series D Preferred Stock represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. Such notice shall also contain the office or the address to which the Company should deliver shares of Common Stock issuable upon conversion (and any other payments or certificates related thereto).

                  Holders of shares of Series D Preferred Stock at the close of business on a Record Date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Record Date and prior to such Dividend Payment Date. However, shares of Series D Preferred Stock surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period, which will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A Holder of shares of Series D Preferred Stock on a Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Company on such shares of Series D Preferred Stock on such date, and the converting Holder need not include payment of the amount of such dividend upon surrender of shares of Series D Preferred Stock for conversion. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares.

                   Shares of Series D Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares of Series D Preferred Stock are surrendered for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such shares of Series D Preferred Stock as Holders shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to such office or agency as the converting Holder shall have designated in its written notice to the Company a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in paragraph (g)(C) hereof.

                  In the case of any conversion of fewer than all the shares of Series D Preferred Stock evidenced by a certificate, upon such conversion the Company shall execute and the Transfer Agent shall authenticate and deliver to the Holder thereof (at the address designated by such Holder), at the expense of the Company, a new certificate or certificates representing the number of unconverted shares of Series D Preferred Stock.

                           (C) No fractional shares of Common Stock shall be
issued upon the conversion of a share of Series D Preferred Stock. If more than one share of Series D Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate shares of Series D Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share of Series D Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the last sales price of a share of Common Stock on the Nasdaq National Market (or the principal national securities exchange or other securities market on which the Common Stock is then being traded) on the last Trading Day immediately preceding the day of conversion.

                           (D) The Conversion Price shall be adjusted from time
to time by the Company as follows, each a "Conversion Price Adjustment Event" (the variables have the definitions set forth in paragraph (g)(D)(7) below):

                           (1) If the Company shall make any redemption payment
or payment of a dividend or other distribution payable in shares of Common Stock to all holders of any class of Capital Stock of the Company, other than the issuance of shares of Common Stock in connection with the payment (1) in redemption for, of dividends on, or upon the conversion of, the Series D Preferred Stock, (2) in redemption for, of dividends on, or upon the conversion of the Series C Preferred Stock or any Parity Stock in accordance with the Certificates of Designation governing such securities, or (3) to all Holders of the Series D Preferred Stock based upon the number of shares of Common Stock into which the Series D Preferred Stock is then convertible, then the Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: X/Y multiplied by CP=ACP.

                           (2) If the Company shall issue to all holders of
shares of Common Stock rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock at an exercise price that is less than the closing price of a share of Common Stock on the Nasdaq National Market (or the principal national securities exchange or other securities market on which the Common Stock is then being traded) on the last Trading Day immediately preceding the date of issuance of such rights, options or warrants, then the Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: X/X+(U((ClosePrice-EP)/ ClosePrice)) multiplied by CP=ACP; provided, however, that no adjustment will be made with respect to such a distribution if the Holder of shares of the Series D Preferred Stock would be entitled to receive such rights, options or warrants at any time on or before the conversion at any time of shares of the Series D Preferred Stock into Common Stock and provided, further, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur. If any options, warrants or other rights of the nature described in this paragraph
(g)(D)(2) ("Rights") expire without exercise or conversion, the Conversion Price will be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such

Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon the exercise or conversion of such Rights.

                           (3) In the case of any subdivision, combination or
reclassification of the Common Stock, then the Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: X/Y multiplied by CP=ACP.

                           (4) If the Company shall make any distribution
consisting exclusively of cash (excluding any cash distributed in a transaction for which paragraph (g)(D)(12) below is applicable) to all holders of shares of Common Stock (which distribution is not also being made to the Holders of Series D Preferred Stock based on the number of shares of Common Stock into which the Series D Preferred Stock is then convertible) in an aggregate amount that, combined together with (1) all other such cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value (as determined by the Board of Directors in good faith pursuant to a resolution) of other consideration paid or payable in respect of any tender offer by the Company or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's Pre-Distribution Market Capitalization (as defined in paragraph (g)(D)(7) below), then the Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: CP-(CP multiplied by ((Cash-15% PDMC)/PDMC))=ACP. There will be no adjustment to the Conversion Price if (Cash-15% PDMC) is less than or equal to zero.

                           (5) In the case of the completion of a tender or
exchange offer made by the Company or any of its subsidiaries for shares of Common Stock (i) that involves an aggregate consideration that, together with
(1) any cash and other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment has been made and (2) the aggregate amount of any such cash distributions referred to in paragraph (g)(D)(4) above to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 15% of the Company's Post-Tender Market Capitalization (as defined in paragraph (g)(D)(7) below) and (ii) where the tender offer price or exchange offer price pr share of Common Stock is greater than the closing price of the Common Stock on the Trading Day immediately succeeding the Expiration Time, then the Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: CP multiplied by ((EX multiplied by TotSh)/(TPur + (NetSh multiplied by EX)))=ACP. There will be no adjustment to the Conversion Price if the tender offer price or exchange offer price per share of Common Stock is less than or equal to EX or if TOff is not greater than 15% of PTMC.

                           (6) If the Company shall make a distribution to all
holders of Common Stock (which distribution is not also being made to the Holders of the Series D Preferred Stock based on the number of shares of Common Stock into which the Series D Preferred Stock is then convertible) consisting of
(i) evidences of indebtedness, (ii) shares of Capital Stock of the Company other than Common Stuck, or (iii) assets other than cash, including securities, but excluding those dividends and those issuances of rights, options, warrants and other distributions for which an adjustment to the Conversion Price as referred to above is applicable (other than in connection with a merger effected solely to reflect a change in the jurisdiction of incorporation of the Company), then the Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: CP-(Value/#Sh)=ACP.

                           (7) Variables. In the preceding descriptions, the
variables have the following definitions:

                  "U" equals the number of shares of Common Stock underlying all rights, options or warrants issued to holders of Common Stock pursuant to paragraph (g)(D)(2) above entitling such holders to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued in the Conversion Price Adjustment Event;

                  "X" equals the total number of shares of Common Stock outstanding immediately prior to the Conversion Price Adjustment Event (excluding unexercised options, warrants or rights);

                  "Y" equals the total number of shares of Common Stock outstanding immediately after the Conversion Price Adjustment Event (excluding unexercised options, warrants or rights);

                  "Cash" equals the sum of (a) any distribution consisting exclusively of cash (excluding any cash distributed upon a merger or consolidation to which paragraph (g)(D)(12) below applies) to all holders of shares of Common Stock (which distribution is not also being made to the Holders of Series D Preferred Stock based upon the number of shares of Common Stock into which the Series D Preferred Stock is then convertible) and (b) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (c) any cash and the fair market value of other consideration (as determined by the Board of Directors in good faith and pursuant to a resolution) paid or payable in respect of any tender offer by the Company or any of its subsidiaries for shares of any class of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment has been made pursuant to paragraph (g)(D)(4) or (5);

                  "ClosePrice" means with respect to any date, the last sales price of a share of Common Stock on the Nasdaq National Market (or the principal national securities exchange or other securities market on which the Common Stock is then being traded) on the last Trading Day immediately preceding such date;

                  "EP" equals the exercise price or other consideration to be paid by the holder upon the conversion or exchange of "U";

                  "EX" equals the closing price of the Common Stock on the Trading Day immediately succeeding the Expiration Time;

                  "Expiration Time" means, with respect to a tender or exchange offer giving rise to a Conversion Price Adjustment Event pursuant to paragraph
(g)(D)(5), the last time that tenders
of shares of Common Stock could have been made pursuant to the terms of such tender or exchange offer (as the same may be amended);

                  "NetSh" means a number of shares of Common Stock equal to (a) TotSh minus (b) Purchased Shares;

                  "PDMC" or "Pre-Distribution Market Capitalization" means, with respect to a Conversion Price Adjustment Event pursuant to paragraph (g)(D)(4), an amount equal to the product of (a) the ClosePrice of the Common Stock as of the record date with respect to the distribution constituting such Conversion Price Adjustment Event multiplied by (b) the number of shares of Common Stock outstanding at the close of business on the record date for such distribution;

                  "PTMC" or "Post-Tender Market Capitalization" means, with respect to a Conversion Price Adjustment Event pursuant to paragraph (g)(D)(5), an amount equal to the product of (a) EX multiplied by (b) TotSh;

                  "Purchased Shares" means, in connection with a tender or exchange offer giving rise to a Conversion Price Adjustment Event pursuant to paragraph (g)(D)(5), the number of shares of Common Stock accepted (up to any maximum number of such shares specified in the terms of such tender or exchange offer) and validly tendered and not withdrawn as of the Expiration Time;

                  "#Sh" equals the number of shares of Common Stock receiving the distribution contemplated in paragraph (g)(D)(6);

                  "TOff" equals the sum of (a) the aggregate consideration paid by the Company or any of its subsidiaries for shares of Common Stock in a tender or exchange offer made by the Company or any of its subsidiaries for shares of Common Stock and (b) any cash or other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment has been made and (c) the aggregate amount of any such all-cash distributions referred to in paragraph (g)(D)(4) to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made;

                  "TotSh" equals the total number of shares of Common Stock outstanding (including any shares tendered in the tender or exchange offer) at the Expiration Time;

                  "TPur" equals the product of (a) the fair market value (as determined by the Board of Directors in good faith pursuant to a resolution) of the consideration payable for one share of Common Stock under the terms of the tender or exchange offer giving rise to a Conversion Price Adjustment Event pursuant to paragraph (g)(D)(5) multiplied by (b) the number of Purchased Shares;

                  "Value" equals the aggregate fair market value of the distribution described in paragraph (g)(D)(6), as determined in good faith by the Board of Directors of the Company pursuant to a resolution;

                  "CP" equals the Conversion Price immediately prior to the Conversion Price Adjustment Event;

                  "ACP" equals the Conversion Price immediately after the Conversion Price Adjustment Event.

                  An adjustment made pursuant to paragraph (g)(D) shall become effective: (A) in the case of a Conversion Price Adjustment Event described in paragraph (g)(D)(1), (2), (4) or (6), immediately following the close of business on the record date for the determination of holders of Common Stock entitled to participate in such event; or (B) in the case of a Conversion Price Adjustment Event described in paragraph (g)(D)(3), the close of business on the day upon which such corporate action becomes effective; or (C) in the case of a Conversion Price Adjustment Event described in paragraph (g)(D)(5), the close of business on the Trading Day immediately succeeding the Expiration Time of such tender offer or exchange offer.

                           (8) De Minimis Adjustments. No adjustment in the
Conversion Price shall be required (a) unless such adjustment would require an increase or decrease of at least 1% of such price or (b) with respect to rights, options or warrants issued pursuant to the Company's employee benefit plans; provided, however, that any adjustments which by reason of paragraph
(g)(D))(8)(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph
(g)(D)(8) shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                           (9) Reductions in Conversion Price. The Company shall
be entitled to make such reductions in the Conversion Price, in addition to those required by this paragraph (g)(D), as the Company in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price. Whenever the Conversion Price is so decreased, the Company shall mail to Holders of record of shares of Series D Preferred Stock a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price.

                           (10) Decreases in Conversion Price. The Company from
time to time may decrease the Conversion Price by an amount determined by the Board of Directors and described in a notice as hereinafter provided for any period of time if the period is at least 20 days and if the decrease is irrevocable during such period. Whenever the Conversion Price is so decreased, the Company shall mail to Holders of record of shares of Series D Preferred Stock a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period it will be in effect.

                           (11) Distribution of Rights, Options or Warrants. In
the event that, after the issuance of the Series D Preferred Stock, the Company distributes rights, options or warrants (other than those referred to in paragraph (g)(D)(2) above and other than a distribution of rights, options or warrants being made pro rata to the Holders of the Series D Preferred Stock based upon the number of shares of Common Stock into which the Series D Preferred Stock is then convertible) pro rata to all holders of shares of Common Stock, so long as any such rights, options or warrants have not expired or been redeemed by the Company, the Holder of any shares of Series D Preferred Stock surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the "Conversion Shares"), a number of rights, options or warrants to be determined as follows:

                                    (a) if such conversion occurs on or prior to
the date (a "Distribution Date") for the distribution to the holders of rights, options or warrants of separate certificates evidencing such rights, options or warrants, the same number of rights, options or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights, options or warrants; and

                                    (b) if such conversion occurs after such
Distribution Date, the same number of rights, options or warrants to which a holder of the number of shares of Common Stock into which such Series D Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights, options or warrants.

                           (12) Merger or Consolidation. (a) In case of:

                                    (i) any merger or consolidation of the
Company with or into another Person: or

                                    (ii) any safe, transfer or other disposition
to another Person of all or substantially all of the assets of the Company computed on a consolidated basis; or

                                    (iii) any statutory exchange of securities
with another Person, other than in connection with a merger or acquisition, (any of the events described in this paragraph (g)(D)(12)(a) being referred to as a "Transaction"), there will be no adjustment to the Conversion Price except as required by paragraph (g)(H).

                  Upon the occurrence of a Transaction (other than (x) a consolidation or merger in which the Company is the resulting or continuing Person and which does not result in any reclassification or exchange of Common Stock outstanding immediately prior to the merger or consolidation for cash, securities or other property of another Person or (y) the sale, transfer, assignment or distribution of shares of Capital Stock or assets to a subsidiary of the Company) and subject to any adjustment to the Conversion Price required by paragraph (g)(H)(1), each share of Series D Preferred Stock then outstanding shall, without the consent of any Holder of Series D Preferred Stock (except as expressly required by applicable law), become convertible only into the kind and amount of shares of stock or other securities (of the Company or another issuer), cash or other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series D Preferred Stock could have been converted immediately prior to the effective date of such Transaction, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind of amount of securities, cash or other property receivable upon such Transaction.

                                    (b) The provisions of this paragraph
(g)(D)(12) similarly shall apply to successive Transactions. The provisions of this paragraph (g)(D)(12), and the provisions of paragraph (g)(H) to the extent applicable, shall be the sole right of Holders of Series D Preferred Stock in connection with any Transaction and, except as expressly provided by applicable law and paragraph (f), such Holders shall have no separate vote thereon.

                           (13) Notice of Adjustment. Whenever the Conversion
Price is adjusted as provided in this paragraph (g)(D) or paragraph (g)(H), the Company shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder of Series D Preferred Stock at such Holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                           (14) Deferred Issuance. In any case in which this
paragraph (g)(D) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

                           (15) Treasury Stock. For purposes of this paragraph
(g)(D), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Company shall not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

                           (E) In case:

                           (1) the Company shall declare a dividend (or any
other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

                           (2) the Company shall authorize the granting to all
holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights; or

                           (3) of any reclassification of the Common Stock of
the Company (other than a subdivision or combination of its outstanding Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all the assets of the Company: or

                           (4) of the voluntary or involuntary dissolution,
liquidation or winding up of the Company:

then the Company shall cause to be filed with the Transfer Agent and at each office or agency maintained for the purpose of conversion of the Series D Preferred Stock, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the register of Holders 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give the notice required by this paragraph (g)(E) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

                           (F) The Company shall at all times reserve and keep
available, free from preemptive rights, out of its authorized but unissued shares of Common Stock (or out of its authorized shares of Common Stock held in the treasury of the Company), for the purpose of effecting the conversion of the Series D Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series D Preferred Stock.

                           (G) The Company will pay any and all document, stamp
or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of the Series D Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the share of

Series D Preferred Stock or the shares of Series D Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

                           (H) (1) Notwithstanding any other provision in the
preceding paragraphs to the contrary, if any Common Stock Change of Control occurs, then the Conversion Price in effect shall be adjusted immediately after such Common Stock Change of Control as described below and, each share of the Series D Preferred Stock shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Change of Control. For purposes of calculating any adjustment to be made pursuant to this paragraph, immediately after a Common Stock Change of Control, the Conversion Price in effect immediately prior to such Common Stock Change of Control, but after giving effect to any prior adjustments, shall be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be the Purchaser Stock Price (as defined in this paragraph (g)(H)(3)) and the denominator shall be the Applicable Price (as defined in this paragraph
(g)(H)(3)): provided. however, that in the event of a Common Stock Change of Control in which (x) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquirer, or other third party (and cash, if any, is paid only with respect to any fractional interest in such common stock resulting from such Common Stock Change of Control) and (y) all of the Common Stock will have been exchanged for, converted into, or acquired for, common stock (and cash only with respect to fractional interests) of the successor, acquirer or other third party, the Conversion Price in effect immediately prior to such Common Stock Change of Control shall thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquirer, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Change of Control.

                           (2) If a Non-Stock Change of Control occurs, each
Holder of Series D Preferred Stock may require the Company to redeem all such Holder's shares of Series D Preferred Stock at a price (the "Repurchase Price") equal to 100% of the Liquidation Preference, plus accumulated and unpaid dividends, if any, whether declared or undeclared, to the date fixed for such redemption (the "Repurchase Date"); provided, however, that no Holder of Series D Preferred Stock shall have the right to require the redemption or repurchase of Series D Preferred Stock prior to the date on which the Company's Senior Notes mature or such earlier date on which the Senior Notes have been paid in full (the "Debt Maturity Date").

                  Following a Non-Stock Change of Control prior to the Debt Maturity Date, if the Holders of Series D Preferred Stock, but for the proviso set forth in the immediately preceding paragraph of this paragraph (H)(2), would have the right to require the Company to redeem all such Holder's shares of Series D Preferred Stock, then each Holder of Series D Preferred Stock may, instead of requiring the Company to redeem or repurchase such Holder's shares of Series D Preferred Stock, require the Company to convert such Holder's shares of Series D Preferred Stock into Common Stock on the Repurchase Date as provided below.

                  Subject to the conditions set forth below, the Repurchase Price shall be, at the option of the Company, payable (v) in cash, (w) through the delivery of a number of shares of Common Stock equal to the Repurchase Price divided by the Discounted Stock Value or (x) any combination of (v) and (w). The "Discounted Stock Value" means the product of (y) 95% and (z) the average of the daily closing prices of the Common Stock for the five consecutive Trading Days ending on (and including) the fourth Trading Day preceding such Repurchase Date. The closing price for each Trading Day will be the last sales price on such date on the Nasdaq National Market (or the principal securities exchange or other securities market on which the Common Stock is then being traded). No fractional shares of Common Stock shall be issued in connection with the payment of the Repurchase Price. Instead, the Company shall pay to the Transfer Agent for distribution to the Holders as provided herein cash in lieu of the fractional portion of one share which may result from the computation of the number of shares of Common Stock as set forth in the first two sentences of this paragraph in an amount equal to the same fraction of the last sales price of a share of Common Stock on the Nasdaq National Market (or the principal national securities exchange or other securities market on which the Common Stock is then being traded) on the fourth Trading Day immediately preceding the Repurchase Date. The Transfer Agent is hereby authorized to aggregate any fractional shares of Common Stock that would otherwise be distributable in connection with the payment of the Repurchase Price, and to sell them at the best available price and distribute the proceeds to the Holders thereof in proportion to their respective interests. The Company shall reimburse the Transfer Agent for any expenses incurred with respect to such sale, including brokerage commissions. If the Company is precluded from paying cash for fractional shares, it shall pay cash to the Holders for the fractional shares when it becomes legally and contractually able to pay such cash.

                  The Company may elect to pay the Repurchase Price by delivering shares of Common Stock only if:

                  (i) The shares of Common Stock of the Company to be issued as payment of the Repurchase Price (x) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act or, if such registration is required, such registration shall be completed and shall become effective prior to the Repurchase Date, and (y) shall not require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Repurchase Date;

                  (ii) The shares of Common Stock of the Company to be issued are, or shall have been, approved for listing on the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Repurchase Date; and

                  (iii) All shares of Common Stock of the Company which may be issued as payment of the Repurchase Price will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

                  In the event the Company is restricted from repurchasing shares of the Series D Preferred Stock on the Repurchase Date pursuant to the terms of its outstanding indebtedness, Holders of the Series D Preferred Stock may convert each share of Series D Preferred Stock into a number of shares of Common Stock equal to the Repurchase Price divided by the Discounted Stock Value.

         In connection with the conversion of shares of Series D Preferred Stock on the Repurchase Date, the Company shall apply and use its best efforts to have the shares of Common Stock to be issued upon conversion of the Series D Preferred Stock approved for listing on the Nasdaq National Market or the New York Stock Exchange or listing on another national securities exchange prior to the Repurchase Date. All shares of Common Stock of the Company which may be issued upon conversion of the Series D Preferred Stock as provided in this paragraph (H)(2) will be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any pre-emptive or similar rights.

                           In the case of a Repurchase Date falling after a
Record Date and prior to the related Dividend Payment Date, the Holders of the Series D Preferred Stock at the close of business on such Record Date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date, notwithstanding the redemption or conversion of such shares following such Record Date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any shares of Series D Preferred Stock redeemed or converted pursuant to this paragraph (H)(2).

                  On and after the Repurchase Date, unless the Company defaults in the payment of the Repurchase Price or the conversion of the Series D Preferred Stock, dividends will cease to accumulate on shares of Series D Preferred Stock to be redeemed or converted and all rights of Holders of such shares will terminate except for the right to receive the Repurchase Price, without interest, or the number of shares of Common Stock into which the shares of the Series D Preferred Stock have been converted.

                  Within 30 days after the occurrence of a Non-Stock Change of Control, the Company will (a) publish a notice of the occurrence of a Non-Stock Change of Control in the Wall Street Journal or similar daily business publication of national distribution and (b) send a written notice by first class mail to each Holder of record of shares of Series D Preferred Stock, at its registered address, and to the Transfer Agent (the "Company Notice"); provided, however, that neither the failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption or conversion of any shares of Series D Preferred Stock to be redeemed or converted except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Company Notice shall state:

                  (i) that a Non-Stock Change of Control has occurred,

                  (ii) the Repurchase Price, whether shares of the Series D Preferred Stock will be redeemed or converted, and in the event of a redemption, whether the Repurchase Price will be paid in cash, through the delivery of shares of Common Stock, or a combination thereof (and, if a combination thereof, stating the percentages of the total Repurchase Price that will be paid in cash and in shares of Common Stock);

                  (iii) in the event of a redemption, if all or a portion of the Repurchase Price is to be paid through the delivery of shares of Common Stock, that the determination of the number of shares of Common Stock to be delivered shall be calculated as set forth above;

                  (iv) in the event of a conversion, that the determination of the number of shares of Common Stock to be delivered shall be calculated as set forth above;

                  (v) the Repurchase Date, which shall be no earlier than the 30 days and no later than 60 days following the date of the Company Notice;

                  (vi) that to elect to participate in the redemption or conversion, as the case may be, the Holder must deliver to the Transfer Agent the certificate or certificates representing the shares of Series D Preferred Stock to be redeemed or converted along with a written election to participate, on or before 5:00 p.m., New York City time, on the 30th day after the date of the Company Notice;

                  (vii) that unless the Company defaults in the payment of the Repurchase Price or the conversion of the Series D Preferred Stock, dividends on the shares of the Series D Preferred Stock tendered to the Company shall cease to accumulate on such Repurchase Date; and

                  (viii) that any shares of Series D Preferred Stock not tendered to the Company will continue to accumulate dividends in accordance with the terms hereof.

                  To exercise the repurchase right or conversion right granted by this paragraph (H)(2), a Holder of Series D Preferred Stock must surrender the certificate or certificates representing such shares of Series D Preferred Stock, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), together with a written notice of election to participate in the repurchase right or conversion right, as the case may be, to the Transfer Agent on or before 5:00 p.m., New York City time, on the 30th day after the date of the Company Notice, and on the Repurchase Date (A) in the event of a redemption, the Repurchase Price for such shares shall be payable in cash and/or shares of Common Stock, as the case may be, to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired, or (B) such shares shall be converted into shares of Common Stock and each surrendered certificate shall be canceled and retired.

                  On the Repurchase Date, the Company shall, to the extent lawful, (A) accept for payment or conversion shares of Series D Preferred Stock validly tendered and (B) promptly deliver the Repurchase Price or the number of shares of Common Stock into which such shares of Series D Preferred

Stock have been converted to each holder of shares of Series D Preferred Stock validly tendered to the Company. The Company shall publicly announce the results of the Non-Stock Change of Control offer on or as soon as practicable after the Repurchase Date.

                  The Company shall comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase or conversion of shares of the Series D Preferred Stock, in connection with a Non-Stock Change of Control.

                  Notwithstanding the foregoing, the Company shall not be required to offer to repurchase or convert, and repurchase or convert, securities tendered pursuant to this paragraph (H)(2) following a Non-Stock Change of Control if a third party makes the offer to repurchase securities tendered pursuant to this paragraph (H)(2) in the manner, at the times and otherwise in compliance with the requirements set forth in this paragraph (H)(2) and purchases all of the Series D Preferred Stock validly tendered and not withdrawn pursuant to such provision.

                           (3) For purposes of this paragraph (H), the following
terms shall have the meanings indicated:

                  "Applicable Price" means the average of the closing bid prices for the Common Stock during the ten Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Common Stock Change of Control or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in paragraph (g)(D)(1) through (6).

                  "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

                  "Change of Control" means: (i) the sale, lease, transfer, conveyance, other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Company and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation, dissolution or winding-up of the Company,
(iii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above) other than any Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company plus any voting stock not yet outstanding but deemed to be Beneficially Owned by such "person" (as defined above), (iv) the first day on which the Permitted Holders collectively become the Beneficial Owners, directly or indirectly, of more than 50% of the Voting Stock of the Company plus any voting stock not yet outstanding but deemed to be Beneficially Owned by the Permitted Holders, or (v) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

                  "Common Stock Change of Control" means any Change of Control in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to in the definition of "Applicable Price" has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Change of Control shall not be a Common Stock Change of Control unless either (i) the Company continues to exist after the occurrence of such Change of Control and the outstanding shares of Series D Preferred Stock continue to exist as outstanding shares of Series D Preferred Stock, or (ii) not later than the occurrence of such Change of Control, the outstanding shares of Series D Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Company, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Series D Preferred Stock.

                  "Continuing Directors" means, as of any date of determination, individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved).

                  "Non-Stock Change of Control" means any Change of Control other than a Common Stock Change of Control.

                  "Permitted Holders" means: (i) Providence Equity Partners Inc., JK&B Capital, L.P., or any of their affiliates, (ii) any of Maurice J. Gallagher, Jr., Timothy P. Flynn, Rolla P. Huff or their respective spouses or lineal descendants and their respective spouses (collectively, the "Individual Family Holders") whether acting in their own name or as a majority of persons having the power to exercise the voting rights attached to, or having investment power over, shares held by others, (iii) any affiliate of any member of the Individual Family Holders, (iv) any trust principally for the benefit of one or more members of the Individual Family Holders (whether or not any member of the Individual Family Holders is a trustee of such trust) and (v) any charitable foundation whose majority of members, trustees or directors, as the case may be, are persons referred to in (ii) above.

                  "Purchaser Stock Price" means, the product of (i) the number of shares of common stock received as consideration in such Common Stock Change of Control for each share of Common Stock, and (ii) the average of the per share closing bid prices for the common stock received as consideration in such Common Stock Change of Control for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in paragraph (g)(D)(1) through (6); provided, however, that if no such closing bid prices exist, then the Purchaser Stock Price shall be set at a price determined in good faith by the Board of Directors of the Company.

        "13% Senior Notes" means the Company's 13% Senior Notes due 2010.

        "Senior Notes" means the Company's Senior Secured Notes and Senior
Notes.

        "Senior Secured Notes" means the Company's 13% Senior Secured Notes due 2004.

         (h) Reissuance of Series D Preferred Stock. Shares of Series D Preferred Stock that have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall not be reissued as shares of Series D Preferred Stock and shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so long as any shares of Series D Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof. Upon any such reacquisitions, the number of shares of Series D Preferred Stock authorized pursuant to this Certificate of Designation shall be reduced by the number of shares so acquired.

         (i) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

         (j) Limitation on Mergers and Asset Sales. Without the vote or consent of the holders of a majority of the then outstanding shares of Series D Preferred Stock, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless: (A)(1) the successor, transferee or lessee (if not the Company) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia; (2) the Series D Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or lessee, having in respect of such successor, transferee, or lessee substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series D Preferred Stock had immediately prior to such transaction; and (3) the Company delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer complies with this Certificate of Designation, or (B)(1) the consideration received by the holders of Common
Stock consists entirely of cash, (2) upon consummation of such transaction, each share of Series D Preferred Stock shall be converted into or exchanged for cash in an amount at least equal to the greater of (a) the amount which would he paid to a holder of the number of shares of Common Stock into which such share of Series D Preferred Stock could convert immediately prior to the consummation of such transaction and (b) the liquidation preference of such share of Series D Preferred Stock plus all accumulated and unpaid dividends, if any, whether or not declared, to the date of the consummation of such transaction and (3) the

Company delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer complies with this Certificate of Designation, or (C)(1) the consideration to be received by the holders of Common Stock in respect of each share of Common Stock has a value which, for any five Business Days during the period commencing on the date that the Company publicly announces such consolidation, merger or transfer and ending ten Business Days thereafter, is equal to or greater than 140% of the Conversion Price in effect on the date of such public announcement by the Company, (2) the Consolidated Net Worth of the successor, transferee or lessee is equal to or exceeds an amount equal to the product of two, multiplied by the Consolidated Net Worth of the Company immediately prior to such consolidation, merger, or transfer, and (3) the Company delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer complies with this Certificate of Designation.

                  For purposes of this paragraph (j), "Consolidated Net Worth" shall mean, in respect of any Person, the total amount shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recent fiscal quarter of such Person for which internal financial statements are then available, prior to the taking of any action for which the determination is made, as (i) the par or stated value of all of the outstanding capital stock of such Person, plus (ii) paid-in capital or capital surplus relating to such capital stock, plus (iii) any retained earnings or earned surplus, less any accumulated deficit.

                  In the event of any consolidation or merger or conveyance, transfer or lease of all or substantially all of the assets of the Company that is permitted pursuant to this paragraph (j), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company with respect to the Series D Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) shall be released from its obligations and covenants with respect to the Series D Preferred Stock.

         (k) Certificates.

                  (i) Form and Dating. The Series D Preferred Stock and the Transfer Agent's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Series D Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Series D Preferred Stock certificate shall be dated the date of its authentication. The terms of the Series D Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designation.

                  (ii) Execution and Authentication. Two Officers shall sign the Series D Preferred Stock certificates for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Series D Preferred Stock certificates and may be in facsimile form.

                  If an Officer whose signature is on a Series D Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series D Preferred Stock certificate, the Series D Preferred Stock certificates shall be valid nevertheless. A Series D Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series D Preferred Stock certificate. The signature shall be conclusive evidence that the Series D Preferred Stock certificate has been authenticated under this Certificate of Designation. The Transfer Agent shall authenticate and deliver certificates for up to 4,250,000 shares of Series D Preferred Stock for original issue upon a written order of the Company signed by two Officers of the Company. Such order shall specify the number of shares of Series D Preferred Stock to be authenticated and the date on which the original issue of Series D Preferred Stock is to be authenticated.

                  The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Series D Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Series D Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

                  (iii) Transfer and Exchange of Shares of Series D Preferred Stock. (A) When shares of Series D Preferred Stock are presented to the Transfer Agent with a request to register the transfer of such shares of Series D Preferred Stock or to exchange such shares of Series D Preferred Stock for an equal number of shares of Series D Preferred Stock of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the certificate representing such shares of Series D Preferred Stock surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing.

                           (B) Obligations with Respect to Transfers and
Exchanges of Series D Preferred Stock. (1) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate certificates representing shares of Series D Preferred Stock as required pursuant to the provisions of this paragraph (k)(iii).

                           (2) All shares of Series D Preferred Stock issued
upon any registration of transfer or exchange of shares of Series D Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designation as the shares of Series D Preferred Stock surrendered upon such registration of transfer or exchange.

                           (3) Prior to due presentment for registration of
transfer of any shares of Series D Preferred Stock, the Transfer Agent and the Company may deem and treat the person in whose name such shares of Series D Preferred Stock are registered as the absolute owner of such Series D Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

                           (4) No service charge shall be made to a Holder for
any registration of transfer or exchange upon surrender of any certificate representing shares of Series D Preferred Stock or shares of Common Stock at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series D Preferred Stock certificates or Common Stock certificates.

                           (C) No Obligation of the Transfer Agent. The Transfer
Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designation or under applicable law with respect to any transfer of any interest in any Series D Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         (iv) Replacement Certificates. If a modified Series D Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Series D Preferred Stock certificate claims that the Series D Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Series D Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Series D Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Series D Preferred Stock certificate.

         (v) Temporary Certificates. Until definitive Series D Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Series D Preferred Stock certificates. Temporary Series D Preferred Stock certificates shall be substantially in the form of definitive Series D Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Series D Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Series D Preferred Stock certificates and deliver them in exchange for temporary Series D Preferred Stock certificates.

         (vi) Cancellation. In the event the Company shall purchase or otherwise acquire shares of Series D Preferred Stock, the certificate(s) representing the same shall thereupon be delivered to the Transfer Agent for cancellation.

                  The Transfer Agent and no one else shall cancel and destroy all Series D Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Series D Preferred Stock certificates to the Company. The Company may not issue new Series D Preferred Stock certificates to replace Series D Preferred Stock certificates to the extent they evidence Series D Preferred Stock which the Company has purchased or otherwise acquired.

                  (7) Certain Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa, (2) "including" means including without limitation, (3) "or" is not exclusive, (4) "to" any date means to and including such date and (5) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated. whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Issue Date, including all Common Stock and Preferred Stock.

                  "Common Stock" means the Company's common stock, par value $0.001 per share.

                  "Dividend Period" means such period between two consecutive Dividend Payment Dates and the period from the Issue Date to the first Dividend Payment Date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Holders" means the registered holders from time to time of the Series D Preferred Stock.

                  "Issue Date" means the date on which the Series D Preferred Stock is initially issued.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

                  "Officer" means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary, any Assistant Secretary or Assistant Treasurer of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

                  "person" or "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, governmental or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the Issue Date, including all series and classes of such preferred or preference stock.

                  "SEC" or "Commission" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series C Preferred Stock" means the 1,250,000 shares of the Company's Preferred Stock which, as of the Issue Date, have been designated as the Series C Convertible Preferred Stock.

                  "Subsidiary" means with respect to any Person, any corporation, association or other business entity of which Voting Stock representing more than 50% of the voting power of shares of outstanding Voting Stock is owned, directly or indirectly, by such Person, or one or more other Subsidiaries of such Person.

                  "Transfer Agent" means the transfer agent for the Series D Preferred Stock appointed by the Company, which initially shall be Continental Stock Transfer and Trust Company.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  (8) SEC Reports and Reports to Holders. So long as any shares of Series D Preferred Stock remain outstanding, the Company will file with the SEC (whether or not the Company is required to do so) all such reports and other information as the Company would be required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Upon the written request of a Holder of Series D Preferred Stock, the Company will supply to such Holder, at no cost to such Holder, copies of such reports or other information.



                  [Signature page follows on the next page]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its President, and attested to by its Secretary, on [___________], 2001.

                                               MPOWER HOLDING CORPORATION



                                               By: __________________________
                                                    Name:
                                                    Title:  President


Attest:


________________________
Name:
Title:  Secretary

                                   Sworn to this ___ day of _________, 2001
                                   By  _______________________________
                                                     Notary Public

                                    EXHIBIT A

                        FORM OF SERIES D PREFERRED STOCK

                                FACE OF SECURITY

Certificate Number: [   ]
Number of Shares of Series D Preferred Stock:  [   ]
CUSIP NO.:  [   ]

              7.25% Series D Cumulative Convertible Preferred Stock
                          (par value $0.001 per share)
                    (liquidation preference $50.00 per share)

                                       of

                           Mpower Holding Corporation

         Mpower Holding Corporation, a Delaware corporation (the "Company"), hereby certifies that [_______________] (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the 7.25% Series D Cumulative Convertible Preferred Stock (par value $0.001 per share) (liquidation preference $50.00 per share) (the "Series D Preferred Stock"). The shares of Series D Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The Series D Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of Series D Cumulative Convertible Preferred Stock dated [_______], 2001, as the same may be amended from time to time (the "Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

         Reference is hereby made to select provisions of the Series D Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation. which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place. upon receipt of this certificate. the I folder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

         This certificate is not valid unless countersigned and registered by the Transfer Agent.

         IN WITNESS WHEREOF, the Company has executed this certificate this [ ] day of [ ], 2001.

                                       MPOWER HOLDING CORPORATION



                                       By:___________________________
                                            Name:
                                            Title:

[Seal]

                                       By:___________________________
                                            Name:
                                            Title:

                               REVERSE OF SECURITY

         Dividends on each share of Series D Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation. Dividends may be paid in cash or in shares of Common Stock of the Company, at the option of the Company.

         The shares of Series D Preferred Stock shall be redeemable as provided in the Certificate of Designation and in the Certificate. The shares of Series D Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

         As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a statement setting forth in full or summarizing the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock of the Company or series thereof. All such requests should be directed to Mpower Holding Corporation, 175 Sully's Trail, Pittsford, New York 14534, Attention: General Counsel.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series D Preferred Stock evidenced hereby to:_________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Insert assignee's social security or tax identification number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Insert address and zip code of assignee)


and irrevocably appoints:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

agent to transfer the shares of Series D Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:_______________________________

Signature: ___________________________
(Sign exactly as your name appears on the other side of this Series D Preferred Stock Certificate)

Signature

Guarantee:(1) __________________________________________________________________


_________________

(1) (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                    EXHIBIT B

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder

                in order to Convert the Series D Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") shares of 7.25% Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"), represented by stock certificate No(s). _________ (the "Series D Preferred Stock Certificates") into shares of Common Stock ("Common Stock") of Mpower Holding Corporation (the "Company") according to the conditions of the Certificate of Designation of the Series D Preferred Stock (the "Certificate of Designation"), as of the date written below. 1f shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith payment of all applicable taxes or evidence that such taxes have been paid. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series D Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).*

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Date of Conversion:____________________

Conversion Price:______________________

Number of shares of Series D Preferred Stock to be Converted:________

Number of shares of Common Stock to be Issued:_______________________

Signature:__________________________

Name:_______________________________

Address: ** ________________________

Fax No.: ___________________________


_________________

* The Company is not required to issue shares of Common Stock until the original Series D Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof and indemnity reasonably satisfactory, to the Company and the Transfer Agent) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock by hand or by delivery to an overnight courier not later than three business days following receipt of the original Series D Preferred Stock Certificate(s) to be converted.

** Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.


                                      B-1